Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 1, 2019 on our audits of the consolidated financial statements of QHY Group (the “Company”) as of and for the years ended December 31, 2018 and 2017, respectively, which report was included in the Annual Report on Form 10-K of the Company filed April 1, 2019 in the Company’s Registration Statement on Form S-8 (Registration No. 333- 227686).

Yu Certified Public Accountants P.C.

New York, New York

April 1, 2019